                                                                     EXHIBIT 2.3



                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER
                                 BY AND BETWEEN
                              RIVA BANCSHARES, INC.
                                       AND
                            PREMIER BANCSHARES, INC.



                           DATED AS OF JULY 29, 1999

                                TABLE OF CONTENTS

                                                                                               PAGE
                                                                                               ----
                                                 ARTICLE 1
                                      TRANSACTIONS AND TERMS OF MERGER

   1.1    Merger.................................................................................1
   1.2    Time and Place of Closing..............................................................2
   1.3    Effective Time.........................................................................2

                                                 ARTICLE 2
                                               TERMS OF MERGER

   2.1    Certificate of Incorporation...........................................................2
   2.2    Bylaws.................................................................................2
   2.3    Directors..............................................................................2
   2.4    Premier Directors......................................................................2

                                                 ARTICLE 3
                                        MANNER OF CONVERTING SHARES

   3.1    Conversion of Shares...................................................................3
   3.2    Anti-Dilution Provisions...............................................................4
   3.3    Shares Held by Premier.................................................................4
   3.4    Fractional Shares......................................................................4

                                                 ARTICLE 4
                                             EXCHANGE OF SHARES

   4.1    Exchange Procedures....................................................................4
   4.2    Rights of Former Premier Shareholders..................................................5

                                                 ARTICLE 5
                                 REPRESENTATIONS AND WARRANTIES OF PREMIER

   5.1    Organization, Standing, and Power......................................................6
   5.2    Authority; No Breach by Agreement......................................................6
   5.3    Capital Stock..........................................................................7
   5.4    Premier Subsidiaries...................................................................7
   5.5    Regulatory Filings; Financial Statements...............................................8
   5.6    Notes and Obligations. ................................................................8
   5.7    Absence of Certain Changes or Events...................................................8
   5.8    Tax Matters............................................................................8
   5.9    Assets.................................................................................9
   5.10   Environmental Matters.................................................................10
   5.11   Compliance With Laws..................................................................10
   5.12   Labor Relations.......................................................................11
   5.13   Employee Benefit Plans................................................................11

   5.14   Material Contracts....................................................................13
   5.15   Legal Proceedings.....................................................................13
   5.16   Reports...............................................................................14
   5.17   Statements True and Correct...........................................................14
   5.18   Accounting, Tax and Regulatory Matters................................................14
   5.19   Anti-Takeover Provisions..............................................................14
   5.20   Derivatives Contracts.................................................................14
   5.21   Year 2000.............................................................................15

                                                    ARTICLE 6
                                REPRESENTATIONS AND WARRANTIES OF RIVA BANCSHARES

   6.1    Organization, Standing, and Power.....................................................15
   6.2    Authority; No Breach By Agreement.....................................................15
   6.3    Capital Stock.........................................................................16
   6.4    Riva Bancshares Subsidiaries..........................................................16
   6.5    Financial Statements..................................................................16
   6.6    Absence of Certain Changes or Events..................................................17
   6.7    Tax Matters...........................................................................17
   6.8    Compliance With Laws..................................................................17
   6.9    Assets................................................................................18
   6.10   Legal Proceedings.....................................................................18
   6.11   Reports...............................................................................18
   6.12   Statements True and Correct...........................................................19
   6.13   Accounting, Tax and Regulatory Matters................................................19
   6.14   Environmental Matters.................................................................19
   6.15   Derivatives Contracts.................................................................20
   6.16   Outstanding Premier Common Stock......................................................20
   6.17   Material Contracts....................................................................20
   6.18   Employee Benefit Plans................................................................20
   6.19   Year 2000.............................................................................22

                                                    ARTICLE 7
                                 CONDUCT OF BUSINESS PENDING CONSUMMATION

   7.1    Affirmative Covenants of Premier......................................................23
   7.2    Negative Covenants of Premier.........................................................23
   7.3    Covenants of Riva Bancshares..........................................................25
   7.4    Adverse Changes In Condition..........................................................25
   7.5    Reports...............................................................................25

                                                    ARTICLE 8
                                              ADDITIONAL AGREEMENTS

   8.1    Registration Statement; Proxy Statement; Shareholder Approval.........................26
   8.2    Share Purchases by and Option Grants to Premier Shareholders..........................26
   8.3    Restrictions on Transfer of Shares Held by Premier Directors,
          Officers and Shareholders.............................................................27

   8.4    Agreement as to Efforts to Consummate.................................................28
   8.5    Applications..........................................................................28
   8.6    Access to Information; Confidentiality................................................28
   8.7    Current Information...................................................................29
   8.8    Other Actions.........................................................................29
   8.9    Press Releases........................................................................29
   8.10   No Solicitation.......................................................................29
   8.11   Accounting and Tax Treatment..........................................................30
   8.12   Anti-Takeover Provisions..............................................................30
   8.13   Agreement of Affiliates...............................................................30
   8.14   Employee Benefits and Contracts.......................................................30
   8.15   Management Contracts..................................................................30
   8.16   Indemnification and Directors' Liability Insurance....................................31
   8.17   Filings with State of Missouri........................................................31

                                                    ARTICLE 9
                                CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

   9.1    Conditions to Obligations of Each Party...............................................32
   9.2    Conditions to Obligations of Riva Bancshares..........................................33
   9.3    Conditions to Obligations of Premier..................................................34

                                                    ARTICLE 10
                                                   TERMINATION

  10.1    Termination...........................................................................35
  10.2    Effect of Termination.................................................................36
  10.3    Non-Survival of Representations and Covenants.........................................38

                                                    ARTICLE 11
                                                  MISCELLANEOUS

  11.1    Definitions...........................................................................38
  11.2    Expenses..............................................................................44
  11.3    Brokers and Finders...................................................................44
  11.4    Entire Agreement......................................................................45
  11.5    Amendments............................................................................45
  11.6    Obligations of Riva Bancshares........................................................45
  11.7    Waivers...............................................................................45
  11.8    Assignment............................................................................45
  11.9    Notices...............................................................................46
  11.10   Governing Law.........................................................................46
  11.11   Counterparts..........................................................................46
  11.12   Captions..............................................................................47
  11.13   Severability..........................................................................47
  11.14   Enforcement of Agreement..............................................................47

                                LIST OF EXHIBITS


       EXHIBIT
        NUMBER                      DESCRIPTION
        ------                      -----------
         1.       Form of agreement of affiliates of Premier Bancshares, Inc.
                  (Section 8.13)

         2.       Form of opinion of Suelthaus & Walsh, P.C. (Section 9.2(e))

         3.       Form of opinion of Smith, Gambrell & Russell, LLP (Section
                  9.3(f))

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

         THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of July 29, 1999, by and between RIVA BANCSHARES, INC. ("Riva Bancshares"), a Delaware corporation having its principal office located in St. Louis, Missouri, and PREMIER BANCSHARES, INC., a Missouri corporation having its principal office located in Jefferson City, Missouri ("Premier").

                                    PREAMBLE

         The Boards of Directors of Riva Bancshares and Premier are of the opinion that the acquisition described herein is in the best interests of the Parties and their respective shareholders. This Agreement provides for the acquisition of Premier by Riva Bancshares pursuant to the merger of Premier with and into Riva Bancshares (the "Merger"). At the effective time of such Merger, the outstanding shares of the capital stock of Premier shall be converted into the right to receive shares of the common stock of Riva Bancshares (except as provided herein). As a result, shareholders of Premier shall become shareholders of Riva Bancshares. The transactions described in this Agreement are subject to the approvals of the shareholders of Riva Bancshares and Premier, the Board of Governors of the Federal Reserve System, the Division of Finance of the Missouri Department of Economic Development, and the satisfaction of certain other conditions described in this Agreement. It is the intention of the Parties that the Merger for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, and will be a tax free exchange for the shareholders of Premier except for cash received in connection with fractional shares and the exercise of dissenters' rights. Unless expressly stated otherwise herein, this Agreement shall be deemed to supersede all prior warranties, representations, covenants and agreements between the parties hereto.

         Certain terms used in this Agreement are defined in Section 11.1 of this Agreement.

         WHEREAS, Riva Bancshares and Premier entered into that certain Agreement and Plan of Merger dated as of May 6, 1999; and

         WHEREAS, Riva Bancshares and Premier entered into that certain Amendment No. 1 to the Agreement and Plan of Merger, dated as of July 22, 1999; and

         WHEREAS, the Boards of Directors of the parties have determined that is in their respective best interests and the respective best interests of their shareholders that the Agreement and Plan of Merger be further amended and restated into one document;

         NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the Parties agree as follows:

                                    ARTICLE 1

                        TRANSACTIONS AND TERMS OF MERGER


         1.1 Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, Premier shall be merged with and into Riva Bancshares in accordance with the provisions of the General and

Business Corporation Law of Missouri (the "GBCL") and the Delaware General Corporation Laws ("DGCL"). The separate existence of Premier shall thereupon cease, and Riva Bancshares shall be the Surviving Corporation resulting from the Merger and shall continue to be governed by the DGCL. The Merger shall have the effects specified in ss. 351.450 RSMo of the GBCL and ss. 251 of the DGCL. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of Riva Bancshares and Premier.

         1.2 Time and Place of Closing. The closing of the transactions contemplated by this Agreement (the "Closing") will be immediately prior to the closing of Riva Bancshares' public offering referred to Section 9.1(g) herein. The Closing will take place at a time, place and date specified by the Parties as they, acting through their chief executive officers or chief financial officers, may mutually agree.

         1.3 Effective Time. The Merger and other transactions contemplated by this Agreement shall become effective as set forth in the certificate of merger (the "Certificate of Merger") which shall be filed with the office of the Secretary of State of Delaware. The term "Effective Time" shall mean the date and time when the Merger becomes effective, as set forth in the Certificate of Merger. Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by each Party, the Parties shall use their reasonable best efforts to cause the Effective Time to occur on the date of Closing.

                                    ARTICLE 2

                                 TERMS OF MERGER

         2.1 Certificate of Incorporation. Pursuant to the Merger, the Certificate of Incorporation of Riva Bancshares in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until otherwise amended or repealed in accordance with applicable Law.

         2.2 Bylaws. Pursuant to the Merger, the Bylaws of Riva Bancshares in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until otherwise amended or repealed, in accordance with applicable Law.

         2.3 Directors. The Board of Directors of Premier hereby approves and ratifies the selection and appointment of the following individuals to serve as members of the Board of Directors of Riva Bancshares:

                 (a)       Alan C. Henderson;
                 (b)       Lewis A. Levey;
                 (c)       Jacob W. Reby;
                 (d)       Andrew M. Rosen; and
                 (e)       Patricia D. Whitaker.

         2.4 Premier Directors. At the Effective Time, the number of members of the Board of Directors of Riva Bancshares shall be increased to ten and the following members of the Board of Directors of Premier (the "Premier Directors") shall be nominated by the Riva Bancshares Board of Directors and elected to such
Board:

                 (a)       Harold B. Remley;
                 (b)       Bruce W. Wiley; and
                 (c)       Charles R. Willibrand.

Each of the Premier Directors shall be elected as Class III directors of Riva Bancshares and shall serve for a term of three years and until their successors have been elected and qualified; provided, however, that the current members of the Board of Directors of Premier (the "Current Premier Directors") shall have the right to nominate the successors to the Premier Directors at the two elections of Class III directors subsequent to the next election of the Class III directors and Riva Bancshares agrees to solicit proxies on behalf of such nominees; provided, further, that in the event that during the first three terms of the Class III directors, a vacancy is created as a result of the resignation, removal or death of one of the Premier Directors or their successors, the Current Premier Directors shall nominate such director's replacement.

                                    ARTICLE 3

                           MANNER OF CONVERTING SHARES

         3.1     Conversion of Shares. Subject to the provisions of this
Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of Riva Bancshares or Premier, or the shareholders of any of the foregoing, the shares of the constituent corporations shall be converted as follows:

                 (a) Each share of Riva Bancshares Capital Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

                 (b) Except for Premier Common Stock issued and outstanding immediately prior to the Effective Time as to which dissenters' rights have been perfected and not withdrawn, and subject to Section 3.4 relating to fractional shares, each share of Premier Common Stock issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the number of shares of Riva Bancshares Common Stock equal to the quotient obtained by dividing $215.136 by the initial public offering price of one share of Riva Bancshares Common Stock as determined by Riva Bancshares' underwriters in the public offering referred to in Section 9.1(g) of this Agreement, rounded to the nearest third decimal point (the "Exchange Ratio"). Notwithstanding the foregoing, in no event shall more than 42,000 shares of Common Stock of Premier be converted to Riva Bancshares Common Stock.

                 (c) Notwithstanding Section 3.1(b) of this Agreement, Premier Common Stock issued and outstanding at the Effective Time which is held by a holder who has not voted in favor of the Merger and who has demanded payment of the fair value of such shares ("Dissenting Premier Shares") in accordance with ss. 351.455 RSMo of the GBCL (the "Dissent Provisions") shall not be converted into or represent the right to receive the Riva Bancshares Common Stock payable thereon pursuant to
         Section 3.1(b) of this Agreement, and shall be entitled only to such rights of appraisal as are granted by the Dissent Provisions, unless and until such holder fails to perfect or effectively withdraws or otherwise loses the right to appraisal. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses the right to appraisal, such shares of Premier Common Stock shall be treated as if they had been converted at the Effective Time into the right to receive the Riva Bancshares Common Stock payable thereon pursuant to Section 3.1(b) of this Agreement. Premier shall give Riva Bancshares prompt notice upon receipt by Premier of any written objection to the Merger and such written demands for payment of the fair value of shares of Premier Common Stock, and the withdrawals of such demands, and any other instruments provided to Premier pursuant to the Dissent Provisions (any shareholder duly making such demand being hereinafter called a "Dissenting Shareholder"). Each Dissenting Shareholder that becomes entitled, pursuant to the Dissent Provisions, to payment for any shares of Premier Common Stock held by such Dissenting Shareholder shall receive such payment from Riva Bancshares (but only after the amount thereof shall have been agreed upon or at the times and in the amounts required by the Dissent Provisions) and all of such Dissenting Shareholders' shares of Premier Common Stock shall be canceled. Premier shall not, except with the prior written consent of Riva Bancshares, voluntarily make any payment with respect to, or settle or offer to settle, any demand for payment by any Dissenting Shareholder.

                 (d) All shares of Riva Bancshares issued pursuant to Section
         3.1 shall be subject to the restrictions set forth in Section 8.3 and shall bear an appropriate restrictive legend on the face of the certificate representing such shares. Riva Bancshares shall instruct its transfer agent and registrar to issue separate certificates to each Premier shareholder for each period of restriction on trading with respect to shares, each certificate to be for the number of shares that are restricted for each individual period; fractional shares shall not be represented by such individual certificates, and numbers of shares shall be rounded down to the next lower whole number, with the final certificate (representing shares restricted for 120 days after closing) including any fractional shares omitted from the other certificates due to this rounding. At such time or times as the restrictions no longer apply with respect to one or more such certificates, Riva Bancshares shall promptly assist any former shareholder of Premier in causing such restrictive legend to be removed, including, but not limited to giving written authorization to Riva Bancshares' transfer agent and registrar to permit such shares to be sold.

         3.2 Anti-Dilution Provisions. In the event Riva Bancshares changes the number of shares of Riva Bancshares Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, reclassification, or similar transaction with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

         3.3 Shares Held by Premier. Each share of Premier Capital Stock, if any, held by any Premier Company, other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

         3.4 Fractional Shares. Notwithstanding any other provision of this Agreement, each holder of shares of Premier Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Riva Bancshares Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Riva Bancshares Common Stock multiplied by the initial public offering price of one share of Riva Bancshares Common Stock as determined by Riva Bancshares' underwriters in the public offering referred to in Section 9.1(g) of this Agreement.

         3.5 Options. There are no outstanding options to purchase Premier Common Stock ("Premier Options").


                                    ARTICLE 4

                               EXCHANGE OF SHARES

         4.1 Exchange Procedures. At the Effective Time, Riva Bancshares shall deposit or shall cause to be deposited with UMB Bank, N.A., Kansas City, Missouri (the "Exchange Agent") certificates evidencing shares of Riva Bancshares Common Stock in such amount necessary to provide all consideration required to be exchanged by Riva Bancshares for Premier Common Stock pursuant to the terms of this Agreement. Promptly after the Effective Time, Riva Bancshares shall cause the Exchange Agent to mail to the former shareholders of Premier appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Premier Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). After the Effective Time, each holder of shares of Premier Common Stock issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall upon surrender thereof promptly receive in exchange therefor the consideration provided in Section 3.1 of this Agreement, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2 of this Agreement. To the extent required by Section 3.4 of this Agreement, each holder of shares of Premier Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional share of Riva Bancshares Common Stock to which such holder may be otherwise entitled (without interest). Riva Bancshares shall not be obligated to deliver the consideration to which any former holder of Premier Common Stock is entitled as a result of the Merger until such holder surrenders such holder's certificate or certificates representing the shares of Premier Common Stock for exchange as provided in this Section 4.1. The certificate or certificates of Premier Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, neither Riva Bancshares nor the Exchange Agent shall be liable to a holder of Premier Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law. In the event that any shareholder of Premier is unable to surrender a certificate because it is lost or destroyed, the Exchange Agent may make distribution to that shareholder upon receipt of such affidavits, undertakings, indemnity bonds, and other agreements as are customary in such circumstances.

         4.2 Rights of Former Premier Shareholders. At the Effective Time, the stock transfer books of Premier shall be closed as to holders of Premier Common Stock immediately prior to the Effective Time and no transfer of Premier Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Agreement, each certificate theretofore representing shares of Premier Common Stock shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 and 3.4 of this Agreement in exchange therefor, subject, however, to Riva Bancshares' obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by Premier in respect of such shares of Premier Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. Whenever a dividend or other distribution is declared by Riva Bancshares on the Riva Bancshares Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement, but beginning 30 days after the Effective Time no dividend or other distribution payable to the holders of record of Riva Bancshares Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of Premier Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in
Section 4.1 of this Agreement. However, upon surrender of such Premier Common Stock certificate, or in the case of lost or destroyed certificates delivery of the requisite affidavits, undertakings, indemnity bonds and other agreements customary in such circumstances, both the Riva Bancshares Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered dividends and cash payments to be paid for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such certificate. Any portion of the consideration (including the proceeds of any investments thereof) which had been made payable to the Exchange Agent pursuant to Section 4.1 of this Agreement that remain unclaimed by the shareholders of Premier for six (6) months after the Effective Time shall be paid to Riva Bancshares. Any shareholders of Premier who have not theretofore complied with this Article 4 shall thereafter look only to Riva Bancshares for payment of their shares of Riva Bancshares Common Stock and cash in lieu of fractional shares and unpaid dividends and distributions on the Riva Bancshares Common Stock deliverable in respect of each Premier share of Common Stock such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

                                    ARTICLE 5

                    REPRESENTATIONS AND WARRANTIES OF PREMIER

         Premier hereby represents and warrants to Riva Bancshares as follows:

         5.1 Organization, Standing, and Power. Premier is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. Premier is duly qualified or licensed to transact business as a foreign corporation and is in good standing in each jurisdiction where the character of the Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier and its Subsidiaries taken as a whole.

         5.2     Authority; No Breach by Agreement.

                 (a) Premier has the corporate power and authority necessary to execute and deliver this Agreement and, subject to the approval and adoption of this Agreement by the shareholders of Premier and the receipt of the consents sent forth in Section 9.1(b), to perform its obligations under this Agreement and consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement by Premier and the consummation by Premier of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Premier, subject to the approval of this Agreement by its shareholders as contemplated by Section 8.1 of this Agreement. Subject to such requisite shareholder approval (and assuming due authorization, execution and delivery by Riva Bancshares and Premier) and to such Consents of Regulatory Authorities as required by applicable Law, this Agreement represents a legal, valid, and binding obligation of Premier, enforceable against Premier in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought). The Premier Board of Directors will have received from GRA Thompson White & Company, PC, a letter dated on or about the date of the Proxy Statement to the effect that, in the opinion of such firm, the Exchange Ratio is fair, from a financial point of view, to the holders of Premier Common Stock.

                 (b) Neither the execution and delivery of this Agreement by Premier, nor the consummation by Premier of the transactions contemplated hereby, nor compliance by Premier with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Premier's Articles of Incorporation or Bylaws, or, (ii) except as disclosed in Section 5.2(b) of the Disclosure Schedule, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Premier Company under, any Contract or Permit of any

         Premier Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier and its Subsidiaries taken as a whole, or, (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any Premier Company or any of their respective material Assets.

                 (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and other than notices to or Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Premier of the Merger and the other transactions contemplated in this Agreement.

         5.3     Capital Stock.

                 (a) The authorized capital stock of Premier consists of 100,000 shares of Premier Common Stock, of which 41,834 shares are issued and outstanding as of the date of this Agreement and not more than 42,000 shares will be issued and outstanding at the Effective Time. All of the issued and outstanding shares of capital stock of Premier are duly and validly issued and outstanding and are fully paid and nonassessable under the GBCL. None of the outstanding shares of capital stock of Premier has been issued in violation of any preemptive rights. Premier has no options or warrants to purchase shares of Premier Common Stock.

                 (b) Except as set forth in Section 5.3(a) of this Agreement, there are no shares of Premier Capital Stock or other equity securities of Premier outstanding and no outstanding Rights relating to Premier Capital Stock.

         5.4 Premier Subsidiaries. Premier has disclosed in Section 5.4 of the Disclosure Schedule all of the Premier Subsidiaries as of the date of this Agreement. Except as disclosed in Section 5.4 of the Disclosure Schedule, Premier or one of its Subsidiaries owns all of the issued and outstanding shares of capital stock of each Premier Subsidiary. No equity securities of any Premier Subsidiary are or may become required to be issued (other than to another Premier Company) by reason of any Rights, and there are no Contracts by which any Premier Subsidiary is bound to issue (other than to another Premier Company) additional shares of its capital stock or Rights or by which any Premier Company is or may be bound to transfer any shares of the capital stock of any Premier Subsidiary (other than to another Premier Company). There are no Contracts relating to the rights of any Premier Company to vote or to dispose of any shares of the capital stock of any Premier Subsidiary. All of the shares of capital stock of each Premier Subsidiary held by a Premier Company are fully paid and nonassessable under the applicable corporation or banking Law of the jurisdiction in which such Subsidiary is incorporated or organized and, except as set forth in Section 5.4 of the Disclosure Schedule, are owned by the Premier Company free and clear of any Lien. Each Premier Subsidiary is either a bank or a corporation, and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each Premier Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in each jurisdiction where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a

Material Adverse Effect on Premier and its Subsidiaries taken as a whole. Each Premier Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits of which are insured by the Bank Insurance Fund.

         5.5 Regulatory Filings; Financial Statements. Premier has filed and made available to Riva Bancshares copies of the Premier Financial Statements and all reports of any outside auditors, consultants or advisors to Premier. Each of the Premier Financial Statements (including, in each case, any related notes), including any Premier Financial Statements filed after the date of this Agreement until the Effective Time, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements), and fairly present the consolidated financial position of Premier and its Subsidiaries at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount and except for the absence of certain footnote information in the unaudited interim financial statements.

         5.6     Notes and Obligations.

                 (a) Except as set forth in Section 5.6 of the Disclosure Schedule, or as provided in the loss reserve described in subparagraph
         (b) below, without conducting any independent investigation, to the Knowledge of Premier no notes receivable or any other obligations owned by Premier or any Premier Company or due to any of them, shown on the Premier Financial Statements or any such notes receivable and obligations on the date hereof and as of the Effective Time have not been and will not be genuine, legal, valid and collectible obligations of the respective makers thereof and are not and will not be subject to any offset or counterclaim. Except as set forth in subparagraph (b) below, all such notes and obligations are evidenced by written agreements, true and correct copies of which will be made available to Riva Bancshares for examination prior to the Effective Time. All such notes and obligations were entered into by either Premier or a Premier Company in the ordinary course of its business and in compliance with all applicable laws and regulations, except as to any non-compliance which has not and will not have a Material Adverse Effect on Premier.

                 (b) Premier has established a loss reserve on the Premier Financial Statements which is adequate to cover anticipated losses which might result from such items as the insolvency or default of borrowers or obligors on such loans or obligations, defects in the notes or evidences of obligation (including losses of original notes or instruments), offsets or counterclaims properly chargeable to such reserve, or the availability of legal or equitable defenses which might preclude or limit the ability of Premier to enforce the note or obligation, and the representations set forth in subparagraph (a) above are qualified in their entirety by the aggregate of such loss reserves.

         5.7 Absence of Certain Changes or Events. Since December 31, 1998, except as disclosed in Section 5.7 of the Disclosure Schedule, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier, and (ii) Premier has not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of Premier provided in Article 7 of this Agreement.

         5.8     Tax Matters.

                 (a) All Tax Returns required to be filed by or on behalf of any Premier Company have been timely filed for periods ended on or before December 31, 1997, and all Tax Returns filed are complete and accurate in all material respects to the Knowledge of Premier. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on Premier and its Subsidiaries taken as a whole, except as reserved against in the Premier Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 5.8(a) of the Disclosure Schedule. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

                 (b) No Premier Company has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect.

                 (c) Adequate provision for any Taxes due or to become due for any Premier Company for the period or periods through and including the date of the Premier Financial Statements has been made and is reflected on the Premier Financial Statements.

                 (d) Deferred Taxes of each Premier Company have been adequately provided for in the Premier Financial Statements.

                 (e) Each Premier Company is in compliance with, and its records contain all information and documents (including properly completed Internal Revenue Service Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier and its Subsidiaries taken as a whole.

                 (f) Except as disclosed in Section 5.8(f) of the Disclosure Schedule, no Premier Company has made any payments, is obligated to make any payments, or is a party to any contract, agreement, or other arrangement that could obligate any Premier Company to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Internal Revenue Code.

                 (g) There are no Liens with respect to Taxes upon any of the Assets of any Premier Company.

                 (h) No Premier Company has filed any consent under Section 341(f) of the Internal Revenue Code concerning collapsible corporations.

                 (i) All material elections with respect to Taxes affecting any Premier Company as of the date of this Agreement have been or will be timely made as set forth in Section 5.8 of the Disclosure Schedule. After the date hereof, other than as set forth in Section 5.8(a) of the Disclosure Schedule, no election with respect to Taxes will be made without the prior written consent of Riva Bancshares, which consent will not be unreasonably withheld.

         5.9 Assets. Except as disclosed in Section 5.9 of the Disclosure Schedule, each Premier Company has good and marketable title, free and clear of all Liens, to all of its respective Assets. All tangible properties used in the businesses of each Premier Company are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with Premier's past practices. All Assets which are material to Premier's business held under leases or subleases by any Premier Company, are held under valid Contracts which to the Knowledge of Premier are enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. Each Premier Company currently maintains insurance in amounts, scope, and coverage as disclosed in Section 5.9 of the Disclosure Schedule. No Premier Company has received written notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. Except as disclosed in Section 5.9 of the Disclosure Schedule, there are presently no claims pending under such policies of insurance and no notices have been given by any Premier Company under such policies. The Assets of Premier include all required assets, leases and Permits necessary to operate its business as presently conducted.

         5.10    Environmental Matters.

                 (a) To the Knowledge of Premier, each Premier Company, its Participation Facilities, and its Loan Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier and its Subsidiaries taken as a whole.

                 (b) To the Knowledge of Premier, there is no Litigation pending or threatened before any court, governmental agency, or authority or other forum in which any Premier Company or any of its Loan Properties or Participation Facilities has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving any of its Loan Properties or Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier and its Subsidiaries taken as a whole.

                 (c) To the Knowledge of Premier, there is no reasonable basis for any Litigation of a type described above in subsection (b), except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier.

                 (d) To the Knowledge of Premier, except as disclosed in Section 5.10(d) of the Disclosure Schedule, during the period of (i) Premier's ownership or operation of any of their respective properties, (ii) Premier's participation in the management of any Participation Facility, or (iii) Premier's holding a security interest in a Loan Property, there have been no releases of Hazardous Material in, on, under, or affecting any Participation Facility or Loan Property of any Premier Company, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier and its Subsidiaries taken as a whole.

         5.11 Compliance With Laws. Premier is duly registered as a bank holding company under the BHC Act. Except as set forth in Section 5.11 of the Disclosure Schedule, each Premier Company has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier and its Subsidiaries taken as a whole. No Premier Company is presently in default under any such Permit, other than defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier and its Subsidiaries taken as a whole. Except as disclosed in Section
5.11 of the Disclosure Schedule, no Premier Company:

                 (a) to the Knowledge of Premier, is in violation of any Laws or Orders, applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier and its Subsidiaries taken as a whole; and

                 (b) has received any written notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Premier Company is not in substantial compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier and its Subsidiaries taken as a whole, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, a Material Adverse Effect on Premier and its Subsidiaries taken as a whole, or (iii) requiring any Premier Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

         5.12 Labor Relations. No Premier Company is the subject of any Litigation asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other Premier Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any Premier Company, pending or, to the Knowledge of Premier, threatened, nor is there any activity involving any employees of any Premier Company seeking to certify a collective bargaining unit or engaging in any other organization activity.

         5.13    Employee Benefit Plans.

                 (a) Premier has disclosed in Section 5.13(a) of the Disclosure Schedule and has delivered or made available to Riva Bancshares prior to the execution of this Agreement, copies in each case of, all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plans, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" (as that term is defined in Section 3(3) of ERISA), currently adopted, maintained by, sponsored in whole or in part by, or contributed to by Premier for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "Premier Benefit Plans"). Any of the Premier Benefit Plans which is an "employee pension benefit plan" (as that term is defined in Section 3(2) of ERISA), is referred to herein as a "Premier ERISA Plan." No Premier Benefit Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

                 (b) Except as disclosed in Section 5.13(b) of the Disclosure Schedule, all Premier Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier, and each Premier ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and Premier is not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of Premier, it has not engaged in a transaction with respect to any Premier Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject it to a Tax imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier.

                 (c) Except as disclosed in Section 5.13(c) of the Disclosure Schedule, no Premier ERISA Plan has any "unfunded current liability" (as that term is defined in Section 302(d)(8)(A) of ERISA) and the fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements. Except as disclosed in Section 5.13(c) of the Disclosure Schedule, since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any Premier ERISA Plan,
         (ii) no change in the actuarial assumptions with respect to any Premier ERISA Plan, and (iii) no increase in benefits under any Premier ERISA Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier or materially adversely affect the funding status of any such plan. Neither any Premier ERISA Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by Premier, or the single-employer plan of any entity which is considered one employer with Premier under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived) (an "ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA, which is reasonably likely to have a Material Adverse Effect on Premier. Premier has not provided, and is not required to provide, security to an Premier ERISA Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Internal Revenue Code.

                 (d) Within the six-year period preceding the Effective Time, no Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by Premier with respect to any ongoing, frozen, or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to have a Material Adverse Effect on Premier. Premier has not incurred any withdrawal Liability with respect to a multiemployer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have a Material Adverse Effect on Premier. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Premier ERISA Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

                 (e) Except as disclosed in Section 5.13(e) of the Disclosure Schedule, Premier has no Liability for retiree health and life benefits under any of the Premier Benefit Plans and there are no restrictions on the rights of Premier to amend or terminate any such plan without incurring any

         Liability thereunder, which Liability is reasonably likely to have a Material Adverse Effect on Premier.

                 (f) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of Premier or any of its Subsidiaries from Premier or any of its Subsidiaries under any Premier Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Premier Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit, where such payment, increase, or acceleration is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier.

                 (g) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of Premier and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the Premier Financial Statements to the extent required by and in accordance with GAAP.

         5.14 Material Contracts. Except as disclosed in Section 5.14(a) of the Disclosure Schedule, neither Premier nor any of its Subsidiaries is a party to or subject to the following: (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $50,000, (ii) any Contract relating to the borrowing of money by Premier or the guarantee by Premier of any such obligation exceeding $50,000 (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, and Federal Home Loan Bank advances of depository institution Subsidiaries, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), and (iii) any other Contract or amendment thereto as of the date of this Agreement not made in the ordinary course of business to which Premier is a party or by which it is bound (together with all Contracts referred to in Sections 5.9 and 5.13(a) of this Agreement, the "Premier Contracts"). With respect to each Premier Contract and except as disclosed in
Section 5.14(b) of the Disclosure Schedule: (i) the Contract is in full force and effect; (ii) neither Premier nor any of its Subsidiaries, as the case may be, is in Default thereunder, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier and its Subsidiaries taken as a whole; (iii) neither Premier nor any of its Subsidiaries, as the case may be, has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of Premier, in Default in any respect, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier, or has repudiated or waived any material provision thereunder. Except for Federal Home Loan Bank advances, all of the indebtedness of Premier and any of its Subsidiaries for money borrowed is prepayable at any time by Premier or any of its Subsidiaries, as the case may be, without penalty or premium.

         5.15 Legal Proceedings. Except as disclosed in Section 5.15(a) of the Disclosure Schedule, there is no Litigation instituted or pending, or, to the Knowledge of Premier, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against Premier, or against any Asset, employee benefit plan, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Premier Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier and its Subsidiaries taken as a whole. Section 5.15(b) of the Disclosure Schedule includes a summary report of all Litigation as of the date of this Agreement to which any Premier Company is a party and which names a Premier Company as a defendant or cross- defendant and where the estimated maximum exposure to be $10,000 or more.

         5.16 Reports. For the three years ended December 31, 1998, 1997 and 1996, and since January 1, 1999, or the date of organization if later, each Premier Company has timely filed and to the extent permitted by Law has made available for Riva Bancshares to review, all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with any Regulatory Authorities. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         5.17 Statements True and Correct. None of the information supplied or to be supplied by any Premier Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by Riva Bancshares with the SEC will, when the Registration Statement becomes effective, be false or misleading, with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied by any Premier Company for inclusion in the Proxy Statement to be mailed to Premier's shareholders in connection with the Shareholders' Meeting, and any other documents to be filed by a Premier Company with any Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of Premier, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that Premier is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

         5.18 Accounting, Tax and Regulatory Matters. To the Knowledge of Premier, neither Premier nor any Affiliate thereof has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

         5.19 Anti-Takeover Provisions. Each Premier Company has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in any super-majority voting requirement or the grant of any rights to any Person under its Articles of Incorporation, Bylaws, or any other governing instruments.

         5.20 Derivatives Contracts. Neither Premier nor any of its Subsidiaries is a party to nor has it agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial contract, or any other interest rate or foreign currency protection contract not included on its balance sheet which is a financial derivative contract (including various combinations thereof) (each a "Derivatives Contract").

         5.21 Year 2000. All computer software and hardware necessary for the conduct of business by any Premier Company (the "Software") is designed to be used before, on, and after January 1, 2000 and the Software will operate during each such time period without error relating to the year 2000, specifically including any error relating to, or the product of, any date data representing or referring to any particular date. As used in the preceding sentence, "operate" further includes, but is not limited to, accepting input of dates without ambiguity, outputting all dates without ambiguity, and performing calculations, comparisons, extractions, sorting and any other processing or taking actions or making decisions using dates or time periods without suffering any abends, aborts, invalid or incorrect results or other interruptions, whether before, on, or after January 1, 2000. Further, every Premier Company has received all year 2000 examinations and certifications as required by applicable Law and will, prior to the Effective Time, make available for Riva Bancshares' review all such examinations and certifications.

                                    ARTICLE 6

                REPRESENTATIONS AND WARRANTIES OF RIVA BANCSHARES

         Riva Bancshares hereby represents and warrants to Premier as follows:

         6.1 Organization, Standing, and Power. Riva Bancshares is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware, and has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its material Assets. Riva Bancshares is in good standing in Missouri and such other states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Riva Bancshares.

         6.2     Authority; No Breach By Agreement.

                 (a) Riva Bancshares has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and, subject to the approval and adoption of this Agreement by the shareholders of Riva Bancshares, to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Riva Bancshares, subject to the approval of this Agreement by its shareholders. Subject to such requisite shareholder approval (and assuming due authorization, execution and delivery by Riva Bancshares and Premier) and to such Consents of Regulatory Authorities as required by applicable Law, this Agreement represents a legal, valid, and binding obligation of Riva Bancshares, enforceable against Riva Bancshares, in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                 (b) Neither the execution and delivery of this Agreement by Riva Bancshares nor the consummation by Riva Bancshares of the transactions contemplated hereby, nor compliance by Riva

         Bancshares with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of the Certificate of Incorporation or Bylaws of Riva Bancshares or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of Riva Bancshares under any Contract or Permit of Riva Bancshares, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Riva Bancshares, or, (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to Riva Bancshares or any of its respective material Assets.

                 (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of NASDAQ, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Riva Bancshares, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Riva Bancshares of the Merger and the other transactions contemplated in this Agreement.

         6.3 Capital Stock. The authorized capital stock of Riva Bancshares consists of 21,000,000 shares of Riva Bancshares Common Stock, of which 10,000 shares will be issued and outstanding as of the Effective Time and (ii) 1,000,000 shares of Riva Bancshares Preferred Stock, of which 99,900 shares were issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of Riva Bancshares Capital Stock are authorized and validly issued, and all of the Riva Bancshares Common Stock to be issued in exchange for Premier Common Stock upon consummation of the Merger, will be authorized and reserved for issuance prior to the Effective Time and, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the DGCL. Riva Bancshares has reserved 500,000 shares of Riva Bancshares Common Stock for issuance under the Riva Bancshares Stock Plans, pursuant to which options to purchase not more than 329,475 shares of Riva Bancshares Common Stock will be outstanding upon completion of the Merger. Warrants to purchase not more than 215,798 shares of Riva Bancshares Common Stock are outstanding and, upon completion of the Merger, warrants to purchase not more than 565,798 shares of Riva Bancshares Common Stock will be outstanding. None of the shares of Riva Bancshares Common Stock to be issued under Riva Bancshares Stock Plan or to be issued pursuant to warrants to purchase shares of Riva Bancshares Common Stock are subject to preemptive rights of any current or past shareholders of Riva Bancshares. None of the outstanding shares of Riva Bancshares Capital Stock has been, and none of the shares of Riva Bancshares Common Stock to be issued in exchange for shares of Premier Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of Riva Bancshares. Riva Bancshares will issue no additional Common Stock or Preferred Stock until the Effective Time.

         6.4 Riva Bancshares Subsidiaries. Riva Bancshares has no active or inactive Subsidiaries as of the date of this Agreement; provided, however, that pursuant to the Merger and after the Effective Time, Riva Bancshares shall own those Subsidiaries disclosed in Section 5.4 of the Disclosure Schedule.

         6.5 Financial Statements. Riva Bancshares has delivered to Premier prior to the execution of this Agreement copies of the Riva Bancshares Financial Statements as of December 31, 1998. Riva Bancshares shall provide Premier with its unaudited Financial Statements for the stub periods ending March 31, 1999 and June 30, 1999, as soon as practicable after the same become available. The Riva Bancshares Financial Statements (as of the dates thereof): (i) are, or will be, in accordance with the books and records of Riva Bancshares, which are complete and accurate in all material respects and which have been maintained in accordance with good business practices, and (ii) present fairly the financial position of Riva Bancshares as of December 31, 1998 in accordance with GAAP.

         6.6 Absence of Certain Changes or Events. Since January 1, 1998, except as disclosed in the Riva Bancshares Financial Statements delivered prior to the date of this Agreement, (i) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Riva Bancshares, and (ii) Riva Bancshares has not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of Riva Bancshares provided in Articles 7 or 8 of this Agreement.

         6.7     Tax Matters.

                 (a) As of the date of this Agreement, no federal, state, local and foreign Tax Returns have been required to be filed by or on behalf of Riva Bancshares. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on Riva Bancshares, except as reserved against in the Riva Bancshares Financial Statements delivered prior to the date of this Agreement. All Taxes and other liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

                 (b) Adequate provision for any Taxes due or to become due for Riva Bancshares for the period or periods through and including the date of the respective Riva Bancshares Financial Statements has been made and is reflected on such Riva Bancshares Financial Statements.

                 (c) Deferred Taxes of Riva Bancshares have been adequately provided for in the Riva Bancshares Financial Statements.

                 (d) To the Knowledge of Riva Bancshares, Riva Bancshares is in compliance with, and its records contain all information and documents (including properly completed Internal Revenue Service Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Riva Bancshares.

         6.8 Compliance With Laws. Prior to the consummation of the transactions contemplated by this Agreement, Riva Bancshares will become duly registered as a bank holding company under the BHC Act. Riva Bancshares has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Riva Bancshares. Riva Bancshares is not presently in Default under or in violation of any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Riva Bancshares. Riva Bancshares:

                 (a) is not in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Riva Bancshares; and

                 (b) has not received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that Riva Bancshares is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Riva Bancshares, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Riva Bancshares, or (iii) requiring Riva Bancshares to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management or the payment of dividends.

         6.9 Assets. Except as disclosed in Section 6.9(a) of the Disclosure Schedule, Riva Bancshares has good and marketable title, free and clear of all Liens (except for those Liens which are not likely to have a Material Adverse Effect on Riva Bancshares), to all of its respective material Assets, reflected in Riva Bancshares Financial Statements as being owned by Riva Bancshares as of the date hereof. All material tangible properties used in the business of Riva Bancshares are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with Riva Bancshares' past practices. All Assets which are material to Riva Bancshares' business on a consolidated basis, held under leases or subleases by Riva Bancshares, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. Riva Bancshares currently maintains insurance in amounts, scope, and coverage as disclosed in Section 6.9(b) of the Disclosure Schedule. Riva Bancshares has not received written notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. Except as disclosed in Section 6.9(c) of the Disclosure Schedule, to the Knowledge of Riva Bancshares there are presently no occurrences giving rise to a claim under such policies of insurance and no notices have been given by Riva Bancshares under such policies.

         6.10 Legal Proceedings. There is no Litigation instituted or pending, or, to the Knowledge of Riva Bancshares, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against Riva Bancshares, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Riva Bancshares, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against Riva Bancshares, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Riva Bancshares.

         6.11 Reports. Since its incorporation, Riva Bancshares has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Riva Bancshares). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         6.12 Statements True and Correct. None of the information supplied or to be supplied by Riva Bancshares for inclusion in the Registration Statement to be filed by Riva Bancshares with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by Riva Bancshares for inclusion in the Proxy Statement to be mailed to Premier's shareholders in connection with the Shareholders' Meeting, and any other documents to be filed by Riva Bancshares or with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of Premier, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that Riva Bancshares is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

         6.13 Accounting, Tax and Regulatory Matters. To the Knowledge of Riva Bancshares neither Riva Bancshares nor any affiliate has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

         6.14    Environmental Matters.

                 (a) To the Knowledge of Riva Bancshares, except as disclosed in
         Section 6.14(a) of the Disclosure Schedule, Riva Bancshares, its Participation Facilities, and its Loan Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Riva Bancshares.

                 (b) Except as disclosed in Section 6.14(b) of the Disclosure Schedule, there is no Litigation pending, or, to the Knowledge of Riva Bancshares, threatened before any court, governmental agency, or authority or other forum in which Riva Bancshares or any of its Loan Properties or Participation Facilities has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving any of its Loan Properties or Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Riva Bancshares.

                 (c) To the Knowledge of Riva Bancshares, except as disclosed in
         Section 6.14(c) of the Disclosure Schedule, there is no reasonable basis for any Litigation of a type described above in

         Section 6.14(b), except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Riva Bancshares.

                 (d) To the Knowledge of Riva Bancshares, except as disclosed in
         Section 6.14(d) of the Disclosure Schedule, during the period of (i) Riva Bancshares' ownership or operation of any of their respective properties, (ii) Riva Bancshares' participation in the management of any Participation Facility, or (iii) Riva Bancshares' holding a security interest in a Loan Property, to the Knowledge of Riva Bancshares there have been no releases of Hazardous Material in, on, under, or affecting any Participation Facility or Loan Property of Riva Bancshares, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Riva Bancshares.

         6.15 Derivatives Contracts. Riva Bancshares is not a party to or has agreed to enter into any Derivatives Contracts.

         6.16 Outstanding Premier Common Stock. As of the date of this Agreement, Riva Bancshares does not beneficially own any shares of Premier Capital Stock. During the term of this Agreement, Riva Bancshares shall not purchase or otherwise acquire beneficial ownership of any Premier Common Stock except pursuant to the terms of this Agreement.

         6.17 Material Contracts. Except as disclosed in Section 6.17 of the Disclosure Schedule, Riva Bancshares is not a party to or subject to the following: (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $50,000, (ii) any Contract relating to the borrowing of money by Riva Bancshares or the guarantee by Riva Bancshares of any such obligation exceeding $50,000 (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, and Federal Home Loan Bank advances of depository institution Subsidiaries, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), and (iii) any other Contract or amendment thereto as of the date of this Agreement not made in the ordinary course of business to which Riva Bancshares is a party or by which it is bound (together with all Contracts referred to in Sections 6.9 and 6.18 of this Agreement, the "Riva Bancshares Contracts"). With respect to each Riva Bancshares Contract and except as disclosed in Section 6.17 of the Disclosure Schedule: (i) the Contract is in full force and effect; (ii) Riva Bancshares is not in Default thereunder, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Riva Bancshares; (iii) Riva Bancshares has not repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of Riva Bancshares, in Default in any respect, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Riva Bancshares, or has repudiated or waived any material provision thereunder. Except for Federal Home Loan Bank advances, all of the indebtedness of Riva Bancshares for money borrowed is prepayable at any time by Riva Bancshares, without penalty or premium.



         6.18    Employee Benefit Plans.

                 (a) Riva Bancshares has disclosed in Section 6.18(a) of the Disclosure Schedule and has delivered or made available to Premier prior to the execution of this Agreement, copies in each case of, all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plans, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" (as that term is defined in Section 3(3) of ERISA), currently adopted, maintained by, sponsored in whole or in part by, or contributed to by Riva Bancshares for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "Riva Bancshares Benefit Plans"). Any of the Riva Bancshares Benefit Plans which is an "employee pension benefit plan" (as that term is defined in Section 3(2) of ERISA), is referred to herein as a "Riva Bancshares ERISA Plan." No Riva Bancshares Benefit Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

                 (b) Except as disclosed in Section 6.18(b) of the Disclosure Schedule, all Riva Bancshares Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Riva Bancshares, and each Riva Bancshares ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and Riva Bancshares is not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of Riva Bancshares, it has not engaged in a transaction with respect to any Riva Bancshares Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject it to a Tax imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Riva Bancshares.

                 (c) Except as disclosed in Section 6.18(c) of the Disclosure Schedule, no Riva Bancshares ERISA Plan has any "unfunded current liability" (as that term is defined in Section 302(d)(8)(A) of ERISA) and the fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements. Except as disclosed in Section 6.18(c) of the Disclosure Schedule, since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any Riva Bancshares ERISA Plan, (ii) no change in the actuarial assumptions with respect to any Riva Bancshares ERISA Plan, and (iii) no increase in benefits under any Riva Bancshares ERISA Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Riva Bancshares or materially adversely affect the funding status of any such plan. Neither any Riva Bancshares ERISA Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by Riva Bancshares, or the single-employer plan of any entity which is considered one employer with Riva Bancshares under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived) (an "ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA, which is reasonably likely to have a Material Adverse Effect on Riva Bancshares. Riva Bancshares has not provided, and is not required to provide, security to an Riva Bancshares ERISA Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Internal Revenue Code.

                 (d) Within the six-year period preceding the Effective Time, no Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by Riva Bancshares with respect to any ongoing, frozen, or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to have a Material Adverse Effect on Riva Bancshares. Riva Bancshares has not incurred any withdrawal Liability with respect to a multiemployer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have a Material Adverse Effect on Riva Bancshares. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Riva Bancshares ERISA Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

                 (e) Except as disclosed in Section 6.18(e) of the Disclosure Schedule, Riva Bancshares has no Liability for retiree health and life benefits under any of the Riva Bancshares Benefit Plans and there are no restrictions on the rights of Riva Bancshares to amend or terminate any such plan without incurring any Liability thereunder, which Liability is reasonably likely to have a Material Adverse Effect on Riva Bancshares.

                 (f) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of Riva Bancshares, (ii) increase any benefits otherwise payable under any Riva Bancshares Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit, where such payment, increase, or acceleration is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Riva Bancshares.

                 (g) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of Riva Bancshares and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the Riva Bancshares Financial Statements to the extent required by and in accordance with GAAP.

         6.19 Year 2000. All computer software and hardware necessary for the conduct of business by Riva Bancshares (the "Software") is designed to be used before, on, and after January 1, 2000 and the Software will operate during each such time period without error relating to the year 2000, specifically including any error relating to, or the product of, any date data representing or referring to any particular date. As used in the preceding sentence, "operate" further includes, but is not limited to, accepting input of dates without ambiguity, outputting all dates without ambiguity, and performing calculations, comparisons, extractions, sorting and any other processing or taking actions or making decisions using dates or time periods without suffering any abends, aborts, invalid or incorrect results or other interruptions, whether before, on, or after January 1, 2000. Further, Riva Bancshares has received all year 2000 examinations and certifications as required by applicable Law and will, prior to the Effective Time, make available for Riva Bancshares' review all such examinations and certifications.

                                    ARTICLE 7

                    CONDUCT OF BUSINESS PENDING CONSUMMATION

         7.1 Affirmative Covenants of Premier. Unless the prior written consent of Riva Bancshares shall have been obtained which consent shall not be unreasonably withheld, and except as otherwise expressly contemplated herein, Premier shall and shall cause each of its Subsidiaries: (i) operate its business only in the usual, regular, and ordinary course, (ii) use its reasonable best efforts to preserve intact its business organization and Assets and maintain its rights and franchises, (iii) use its reasonable best efforts to maintain its current employee relationships, and (iv) take no action which would materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(b) of this Agreement, or materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

         7.2 Negative Covenants of Premier. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, Premier covenants and agrees that it will not do or agree or commit to do, any of the following without the prior written consent of the chief executive officer of Riva Bancshares:

                 (a) amend the Articles of Incorporation, Bylaws, or other governing instruments of any Premier Company, except as expressly contemplated by this Agreement; or

                 (b) incur any additional debt obligation or other obligation for borrowed money in excess of an aggregate of $50,000 (for every Premier Company on a consolidated basis) except in the ordinary course of the business of Premier Subsidiaries consistent with past practices (it being understood and agreed that the incurrence of indebtedness in the ordinary course of business shall include, without limitation, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any Asset of any Premier Company of any Lien or permit any such Lien to exist which Lien or Liens individually or in the aggregate secure an obligation not in excess of $50,000 (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in the Disclosure Schedule) provided, however, that nothing in this paragraph shall prohibit Premier or any Premier Subsidiary from honoring any contractual obligation in existence on the date of this Agreement; or

                 (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any Premier Company, or declare or pay any dividend or make any other distribution in respect of Premier's capital stock; or

                 (d) except for this Agreement, or pursuant to the exercise of stock options outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof, or as disclosed in
         Section 7.2(d) of the Disclosure Schedule, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Premier Common Stock, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock; or

                 (e) adjust, split, combine, reclassify or declare and pay any dividend or other distribution on any capital stock of any Premier Company or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Premier Common Stock, or sell, lease, mortgage, or otherwise dispose of or otherwise encumber
         (x) any shares of capital stock of any Premier Subsidiary, or (y) any Asset other than in the ordinary course of business for reasonable and adequate consideration; or

                 (f) except for purchases of United States Treasury securities or United States Government agency securities, which in either case have maturities of five years or less, purchase any securities or make any material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly owned Premier Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, (ii) acquisitions of control by a depository institution Subsidiary, in its fiduciary capacity, or (iii) the creation of new wholly owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

                 (g) grant any increase in compensation or benefits to the officers or directors of any Premier Company (provided, however, that Premier may increase the compensation of non-officer employees by not more than 5% of such employees' annual compensation if such increase is consistent with past practice); pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement and as disclosed in Section 7.2(g) of the Disclosure Schedule; enter into or amend any severance agreements with officers of any Premier Company; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits; or

                 (h) enter into or amend any employment Contract between any Premier Company and any Person (unless such amendment is required by Law) which provides that such Premier Company does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

                 (i) adopt any new employee benefit plan of any Premier Company or make any material change in or to any existing employee benefit plans of any Premier Company other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any plan; or

                 (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

                 (k) commence any Litigation other than in accordance with past practice or in the ordinary course of business or settle any Litigation involving any Liability of Premier Company which may have a Material Adverse Effect on Premier or result in the imposition of restrictions upon the operations of any Premier Company which may have a Material Adverse Effect on Premier without first consulting with Riva Bancshares; or

                 (l) except in the ordinary course of business, modify, amend, or terminate any material Contract other than renewals without material adverse change of terms, or waive, release, compromise, or assign any material rights or claims; or

                 (m) make any investment in excess of $50,000 either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity other than a wholly owned Subsidiary thereof; or

                 (n) sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets to any individual, corporation or other entity other than a direct or indirect wholly owned Subsidiary, or cancel, release or assign any indebtedness to any such Person or any claims held by any such Person, except in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of this Agreement.

         7.3 Covenants of Riva Bancshares. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, Riva Bancshares covenants and agrees that it shall (i) continue to conduct its business and the business of its Subsidiaries in a manner designed in its reasonable judgment, to enhance the long-term value of the Riva Bancshares Common Stock and the business prospects of Riva Bancshares, and (ii) take no action which would (a) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(b) of this Agreement, or (b) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement; provided, that the foregoing shall not prevent Riva Bancshares from discontinuing or disposing of any of its Assets or business if such action is, in the judgment of Riva Bancshares, desirable in the conduct of the business of Riva Bancshares. Riva Bancshares further covenants and agrees that it will not, without the prior written consent of the Chairman and Chief Executive Officer of Premier, which consent shall not be unreasonably withheld, amend the Certificate of Incorporation or Bylaws of Riva Bancshares, in each case in any manner adverse to the holders of Premier Common Stock, issue additional Common Stock of Riva Bancshares, or warrants or options to purchase Common Stock of Riva Bancshares; or make an Acquisition Proposal to any individual or entity.

         7.4 Adverse Changes In Condition. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable best efforts to prevent or promptly to remedy the same.

         7.5 Reports. Each Party and their respective Subsidiaries shall file all reports required to be filed by each of them with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to each other copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of Riva Bancshares financial statements to normal recurring year-end adjustments that are not material and except for the absence of certain footnote information in the unaudited financial statements). As of their respective dates, such reports filed with the SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.

                                    ARTICLE 8

                              ADDITIONAL AGREEMENTS

         8.1 Registration Statement; Proxy Statement; Shareholder Approval. As soon as practicable after execution of this Agreement (in no event later than May 31, 1999), Riva Bancshares shall file the Registration Statement related to Riva Bancshares' proposed Initial Public Offering ("IPO") and Riva Bancshares and Premier shall file the Registration Proxy Statement in connection with the Merger with the SEC, and shall use their reasonable best efforts to cause the Registration Statement and the Registration Proxy Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state blue sky or securities Laws in connection with the issuance of the shares of Riva Bancshares Common Stock upon consummation of the Merger. Premier shall furnish all information concerning it and the holders of its capital stock as Riva Bancshares may reasonably request in connection with such action. Premier shall call a Shareholders' Meeting, to be held on a date that is determined by the Parties to be a mutually desirable date, which date shall be as soon as practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement and such other related matters as it deems appropriate. In connection with the Shareholders' Meeting,
(i) Premier shall prepare a Proxy Statement relating to the Merger and mail such Proxy Statement to its shareholders, (ii) the Parties shall furnish to each other all information concerning them that they may reasonably request in connection with the preparation of such Proxy Statement, (iii) the Board of Directors of Premier shall recommend (subject to compliance with their fiduciary duties under applicable law as advised by counsel) to its shareholders the approval of this Agreement, and (iv) the Board of Directors and officers of Premier shall (subject to compliance with their fiduciary duties under applicable law as advised by counsel) use their reasonable best efforts to obtain such shareholders' approval.

         8.2 Share Purchases by and Option Grants to Premier Shareholders. To induce Premier to enter into this Agreement, Premier Shareholders shall be entitled to the following:

                 (i) In addition to any shares received in the Merger, Premier shareholders shall not be limited in the number of shares which they may purchase in Riva Bancshares' IPO at the initial public offering price, subject to any required regulatory approvals for purchases that result in a Premier shareholder owning more than ten percent (10%) of the total outstanding shares of Riva Bancshares.

                 (ii) Upon completion of the IPO, Riva Bancshares will grant to each Premier shareholder (other than Bruce W. Wiley) (collectively, the "Premier Shareholders") a warrant to purchase shares of Riva Bancshares at the initial public offering price for a period of ten (10) years from the date of such grant. These warrants will be granted on the same terms and conditions as the warrants referenced in Section 6.3 of this Agreement. The number of shares granted under each Premier Shareholder's warrant will be determined on a pro rata basis, whereby each Premier Shareholder will receive a warrant to purchase 3.605 shares of Riva Bancshares Common Stock for each share of Premier owned by such shareholder prior to the Merger. The aggregate number of shares subject to these warrants shall not exceed 140,000. Riva Bancshares shall not be required to issue fractional shares upon the exercise of such warrants. The amount of shares issuable upon exercise of the warrants shall be rounded to the nearest whole number.

                 (iii) Upon completion of the IPO, Riva Bancshares will grant to each Premier shareholder, including Bruce W. Wiley, a warrant to purchase shares of Riva Bancshares at 120% of the initial public offering price for a period of ten (10) years from the date of such grant. With the exception of the exercise price, these warrants shall be granted on the same terms and conditions as the warrants referenced in Section 6.3 of this Agreement. The number of shares granted under each of these warrants will be determined on a pro rata basis, whereby each Premier shareholder will receive a warrant to purchase 5.020 shares of Riva Bancshares Common Stock for each share of Premier owned by such shareholder prior to the Merger. The aggregate number of shares subject to these warrants shall not exceed 210,000. Riva Bancshares shall not be required to issue fractional shares upon the exercise of such warrants. The amount of shares issuable upon exercise of the warrants shall be rounded to the nearest whole number.

                 (iv) for a period of forty-eight (48) months after the closing of the IPO, if any additional options are granted to any Premier Shareholder who serves as an advisory director of a banking subsidiary of Riva Bancshares or to any other non-employee Premier Shareholder; then warrants will be granted to each Premier Shareholder on a pro rata basis, whereby each Premier Shareholder will receive a warrant to purchase additional shares in the same proportion as the amount of option shares granted to each advisory director or non-employee Premier Shareholder relative to the amount of shares owned by such advisory director or non-employee shareholder at the Effective Time of the Merger. For example, if an advisory director or any non-employee Premier Shareholder owned 3,000 shares of Premier at the Effective Time of the Merger and is thereafter granted options to purchase 1,000 shares, then each Premier Shareholder will a warrant for one-third (i.e., 1,000 / 3,000) of the amount of shares owned by such shareholder at the Effective Time of the Merger. Therefore, pursuant to the example above, a Premier Shareholder who owns 1,000 shares of Premier would receive warrants to purchase 333 shares of Riva Bancshares.

         8.3 Restrictions on Transfer of Shares Held by Premier Directors, Officers and Shareholders.

                 (a) Premier and its directors will agree that, for a period of 180 days after the effective date of the Company's Registration Statement on Form S-1 related to the proposed IPO, they shall not directly or indirectly sell, offer to sell, contract to sell, solicit an offer to buy, grant any option, right or warrant for the purchase or sale of, assign, pledge, distribute or otherwise transfer, dispose of, encumber, (or make any announcement with respect to any of the foregoing), any shares of common stock received pursuant to Section 3.1 of this Agreement, which such director or officer currently owns, has the right to dispose of or hereafter acquire, either of record or beneficially, nor will any director or officer request the registration of the offer or sale of any of the foregoing.

                 (b) Premier Shareholders, except for any shareholder who serves as a director (whose Riva Bancshares shares will be restricted as described in Section 8.3(a) above) shall not directly or indirectly sell, offer to sell, contract to sell, solicit an offer to buy, grant any option, right or warrant for the purchase or sale of, assign, pledge, distribute or otherwise transfer, dispose of, encumber, (or make any announcement with respect to any of the foregoing), any shares of common stock received pursuant to Section 3.1 of this Agreement, which such shareholder owns, has the right to dispose of or hereafter acquire, either of record or beneficially, except as permitted in the schedule set forth below:


                                         Aggregate Percentage of Shares Issued
                                         to Such Person Pursuant to Section 3.1
TIME TABLE                                  Permitted for Sale by Such Person
----------                               --------------------------------------
From the date of pricing of the IPO
through the date of closing of the IPO            No sales are permitted
From 1 to 30 days after closing                   10%
From 31 to 60 after closing                       20%
From 61 to 90 days after closing                  40%
From 91 to 120 days after closing                 60%
From 121 days after closing and after             100%

         8.4 Agreement as to Efforts to Consummate. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated by this Agreement, including the use of their respective reasonable best efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9 of this Agreement; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable best efforts to obtain all Permits and Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

         8.5 Applications. Riva Bancshares shall promptly prepare and file, and Premier shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement and thereafter use its reasonable best efforts to cause the Merger to be consummated as expeditiously as possible.

         8.6 Access to Information; Confidentiality. From the date hereof to the Effective Time or termination pursuant to Article 10 of this Agreement, upon reasonable notice and subject to applicable Laws, Riva Bancshares and Premier shall afford each other, and each other's accountants, counsel, and other representatives, during normal working hours for the period of time prior to the Effective Time, reasonable access to all of its and its Subsidiaries' properties, books, contracts, commitments, and records and, during such period, each shall furnish promptly to the other party (i) a copy of each report, schedule, and other document filed or received by it or any of its Subsidiaries during such period pursuant to the requirements of the Securities Laws, (ii) a copy of all filings made with any Regulatory Authorities or other governmental entities in connection with the transactions contemplated by this Agreement and all written communications received from such Regulatory Authorities and governmental entities related thereto, and (iii) all other information concerning its or its Subsidiaries' business, properties and personnel as such other party may reasonably request, including reports of condition filed with Regulatory Authorities. In this regard, without limiting the generality of the foregoing, each of the parties hereto shall notify the other parties hereto promptly upon the receipt by it of any comments from the SEC, or its staff, and of any requests by the SEC for amendments or supplements to the Registration Statement or the Proxy Statement or for additional information and will supply the other parties hereto with copies of all correspondence between it and its representatives, on the one hand, and the SEC or the members of its staff or any other government official, on the other hand, with respect to the Registration Statement or the Proxy Statement. Each party hereto shall, and shall cause its advisors and representatives to (x) conduct its investigation in such a manner which will not unreasonably interfere with the normal operations, customers or employee relations of the other and shall be in accordance with procedures established by the parties having the due regard for the foregoing, and (y) refrain from using for any purposes other than as set forth in this Agreement, and shall treat as confidential, all information obtained by each hereunder or in connection herewith and not otherwise known to them prior to the Effective Time. Except as otherwise agreed to in writing, Riva Bancshares and Premier shall be bound by and all information given or received pursuant to this Section
8.5 shall be subject to the terms and conditions of that certain confidentiality agreement entered into between Riva Bancshares and Premier dated November 19, 1998, which shall survive the termination of this Agreement.

         8.7 Current Information. During the period from the date of this Agreement until the Effective Time or termination of this Agreement pursuant to
Article 10 hereof, each of Premier and Riva Bancshares shall, and shall cause its representatives to, confer on a regular and frequent basis with representatives of the other. Each of Premier and Riva Bancshares shall promptly notify the other of (i) any material change in its business or operations, (ii) any material complaints, investigations, or hearings (or communications indicating that the same may be contemplated) of any Regulatory Authority, (iii) the institution or threat of material Litigation involving such party, or (iv) the occurrence or nonoccurrence, of an event or condition, the occurrence, or nonoccurrence, of which would be reasonably expected to cause any of such party's representations or warranties set forth herein to be false or untrue in any respect as of the Effective Time; and in each case shall keep the other fully informed with respect thereto.

         8.8 Other Actions. No Party shall, or shall permit any of its Subsidiaries, if any, to, take any action, except in every case as may be required by applicable Law, that would or is intended to result in (i) any of its representations and warranties set forth in this Agreement that are qualified as to materiality being or becoming untrue, (ii) any of such representations and warranties that are not so qualified become untrue in any material manner having a Material Adverse Effect, (iii) any of the conditions set forth in this Agreement not being satisfied or in a violation of any provision of this Agreement, or (iv) adversely affecting the ability of any of them to obtain any of the Consents or Permits from Regulatory Authorities (unless such action is required by sound banking practice).

         8.9 Press Releases. Prior to the Effective Time, Premier and Riva Bancshares shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this
Section 8.9 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

         8.10 No Solicitation. Except with respect to this Agreement and the transactions contemplated hereby, from the date of this Agreement until the Effective Time or termination pursuant to Article 10, neither a Premier Company nor any Affiliate thereof, shall directly or indirectly solicit any Acquisition Proposal by any Person. Except to the extent necessary to comply with the fiduciary duties of Premier's Board of Directors, determined after consultation with counsel, neither a Premier Company nor any Affiliate thereof, or any Representative thereof shall furnish any nonpublic information that it is not legally obligated to furnish or negotiate with respect to, any Acquisition Proposal, but Premier may communicate information about such an Acquisition Proposal to its shareholders if and to the extent that it is required to do so in order to comply with its legal obligations as advised by counsel. Premier shall promptly notify Riva Bancshares orally and in writing in the event that it receives any inquiry or proposal relating to any such transaction. Premier shall
(i) immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any Persons conducted heretofore with respect to any of the foregoing and (ii) direct and use its reasonable best efforts to cause of all its Representatives not to engage in any of the foregoing.

         8.11 Accounting and Tax Treatment. Each of the Parties undertakes and agrees to use its reasonable best efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for treatment as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

         8.12 Anti-Takeover Provisions. Each Premier Company shall take all necessary action to ensure that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in any super-majority voting requirements or the grant of any rights to any Person under its Articles of Incorporation, Bylaws, or any other governing instruments. In addition, each Premier Company shall take all necessary steps to exempt the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, ss. 351.459 RSMo of the GBCL.

         8.13 Agreement of Affiliates. Premier has disclosed in Section 8.13 of the Disclosure Schedule all Persons whom it reasonably believes are "affiliates" of Premier for purposes of Rule 145 under the 1933 Act. Premier shall use its reasonable best efforts to cause each such Person to deliver to Riva Bancshares not later than 30 days prior to the Effective Time, a written agreement, substantially in the form of Exhibit 2 attached hereto, providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of Premier Common Stock held by such Person, except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of Riva Bancshares Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder (and Riva Bancshares shall be entitled to place restrictive legends upon certificates for shares of Riva Bancshares Common Stock issued to affiliates of Premier pursuant to this Agreement to enforce the provisions of this Section 8.13). Riva Bancshares shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of Riva Bancshares Common Stock by such affiliates.

         8.14 Employee Benefits and Contracts. Following the Effective Time, Riva Bancshares shall provide generally to continuing officers and employees of Premier Companies employee benefits under employee benefit plans (other than stock option or other plans involving the potential issuance of Riva Bancshares Common Stock), on terms and conditions which when taken as a whole are no less favorable than those currently provided by Premier. For purposes of participation and vesting (but not benefit accrual under any employee benefit plans of Riva Bancshares other than the Premier Benefit Plans) under such employee benefit plans, the service of the employees of Premier prior to the Effective Time shall be treated as service with Riva Bancshares participating in such employee benefit plans. Riva Bancshares shall honor in accordance with their terms all employment, severance, consulting, and other compensation Contracts disclosed in Section 8.13 of the Disclosure Schedule between Premier and any current or former director, officer, or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the Premier Benefit Plans.

         8.15 Management Contracts. Riva Bancshares and Bruce W. Wiley have entered into an employment agreement dated as of the date hereof which agreement will become effective as of the Closing.

         8.16    Indemnification and Directors' Liability Insurance.

                 (a) Riva Bancshares shall, and shall cause the Surviving Corporation (and its successors and assigns) to, indemnify, defend, and hold harmless the present and former directors, officers, employees, and agents of Premier (each, an "Indemnified Party") against all costs, fees or expenses (including reasonable attorneys' fees), judgments, fines, penalties, losses, claims, damages, liabilities and amounts paid in settlement in connection with any Litigation arising out of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the full extent permitted under applicable Law and by Premier's Articles of Incorporation and Bylaws as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any Litigation. Without limiting the foregoing, in any case in which approval by Riva Bancshares is required to effectuate any indemnification, Riva Bancshares shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between Riva Bancshares and the Indemnified Party.

                 (b) If Riva Bancshares or the Surviving Corporation or any of their successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation of such consolidation or merger or shall transfer all or substantially all of its assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of Riva Bancshares shall assume the obligations set forth in this Section 8.16.

                 (c) Prior to the Effective Time, Premier shall purchase for, and on behalf of, its current and former officers and directors, extended coverage under the current directors' and officers' liability insurance policy maintained by Premier to provide for continued coverage of such insurance for a period of five years following the Effective Time with respect to matters occurring prior to the Effective Time.

                 (d) The provisions of this Section 8.16 are intended to be for the benefit of and shall be enforceable by, each Indemnified Party, his or her heirs and representatives and shall survive the consummation of the Merger and be binding on all successors and assigns of Riva Bancshares and the Surviving Corporation.

         8.17 Filings with State of Missouri. Upon the terms and subject to the conditions of this Agreement, Premier and Riva Bancshares shall execute articles of merger (the "Articles of Merger") and Riva Bancshares shall file the Articles of Merger and a copy thereof with the office of the Secretary of State of Missouri and Delaware in connection with the Closing. In addition, Riva Bancshares shall execute and file, pursuant to ss. 351.458 RSMo of the GBCL, (i) an agreement that Riva Bancshares will promptly pay to any Dissenting Shareholder the amount, if any, to which such shareholder shall be entitled under the Dissent Provisions, (ii) an agreement that Riva Bancshares may be served with process in the State of Missouri and (iii) an irrevocable appointment of the Secretary of State of Missouri as Riva Bancshares' agent to accept service of process in any proceeding based upon any cause of action against Premier arising prior to the Effective Time and any proceeding for the enforcement of rights of any Dissenting Shareholder under the Dissent Provisions.

                                    ARTICLE 9

                CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

         9.1 Conditions to Obligations of Each Party. The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section
11.7 of this Agreement:

                 (a) Shareholder Approval. The shareholders of Premier shall have approved this Agreement and the consummation of the transactions contemplated hereby, including the Merger, by the requisite 662/3% vote pursuant to applicable provisions of the GBCL, and applicable Law. In addition, the shareholders of Riva Bancshares shall have approved this Agreement and the consummation of the transactions contemplated hereby, including the Merger, by the requisite majority vote pursuant to
         Section 251 of the DGCL, and applicable Law.

                 (b) Regulatory Approvals. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of either Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

                 (c) Consents and Approvals. Other than filing the Articles of Merger and receipt of the Certificate of Merger, each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b) of this Agreement or listed in Section 9.1(c) of the Disclosure Schedule) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party.

                 (d) Legal Proceedings. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any Law or Order (whether temporary, preliminary, or permanent) or taken any other action which prohibits, restricts, or makes illegal consummation of any of the transactions contemplated by this Agreement.

                 (e) Registration Statement. The Registration Statement shall have been declared effective under the 1933 Act, and no stop orders suspending the effectiveness of the Registration Statement shall have been issued, and no action, suit, proceeding, or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of Riva Bancshares Common Stock issuable pursuant to the Merger or the IPO shall have been received.

                 (f) Tax Matters. Each Party shall have received a written opinion or opinions from Smith, Gambrell & Russell, LLP, and in a form reasonably satisfactory to such Parties (the "Tax

         Opinion"), to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and (ii) the exchange in the Merger of Premier Common Stock for Riva Bancshares Common Stock will not give rise to gain or loss to the shareholders of Premier with respect to such exchange (except to the extent of any cash received). In rendering such Tax Opinion, such counsel shall be entitled to rely upon representations of officers of Premier and Riva Bancshares reasonably satisfactory in form and substance to such counsel.

                 (g) Public Offering. Riva Bancshares shall have executed a definitive underwriting agreement with a reputable and financially capable investment banking firm, chosen in the sole discretion of the Board of Directors of Riva Bancshares, providing for the firm commitment underwriting of shares of Riva Bancshares Common Stock having an aggregate gross purchase price of at least $25 million and such shares shall, upon issuance, be available for trading on a registered stock exchange or the National Market of the Nasdaq Stock Market.

         9.2 Conditions to Obligations of Riva Bancshares. The obligations of Riva Bancshares to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Riva Bancshares pursuant to Section 11.7(a) of this Agreement:

                 (a) Representations and Warranties. For purposes of this
         Section 9.2(a), the accuracy of the representations and warranties of Premier set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of Premier set forth in
         Section 5.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties of Premier set forth in Sections 5.17, 5.18, 5.19, and 5.20 of this Agreement shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of Premier set forth in this Agreement (including the representations and warranties set forth in Sections 5.3, 5.17, 5.18, 5.19, and 5.20) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on Premier and its Subsidiaries taken as a whole; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

                 (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of Premier to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all respects.

                 (c) Certificates. Premier shall have delivered to Riva Bancshares (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer acting in their capacities as officers of Premier, to the effect that the conditions of its obligations set forth in Section 9.2(a) and 9.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by Premier's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Riva Bancshares and its counsel shall request.

                 (d) Affiliates Agreements. Riva Bancshares shall have received from each affiliate of Premier the affiliates agreements referred to in
         Section 8.13 of this Agreement.

                 (e) Opinion of Counsel. Riva Bancshares shall have received a written opinion of Suelthaus & Walsh, P.C., counsel to Premier, dated as of the Effective Time, with respect to such matters and in such form as shall be agreed upon between such firm and Riva Bancshares in substantially the form that is attached as Exhibit 2.

         9.3 Conditions to Obligations of Premier. The obligations of Premier to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Premier pursuant to Section 11.7(b) of this Agreement:

                 (a) Representations and Warranties. For purposes of this
         Section 9.3(a), the accuracy of the representations and warranties of Riva Bancshares set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of Riva Bancshares set forth in Section 6.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties of Riva Bancshares set forth in Section
         6.11 of this Agreement shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of Riva Bancshares set forth in this Agreement (including the representations and warranties set forth in Sections 6.3 and 6.11) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on Riva Bancshares; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

                 (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of Riva Bancshares to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

                 (c) Certificates. Riva Bancshares shall have delivered to Premier (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Section 9.3(a) and 9.3(b) of this Agreement have been satisfied, and
         (ii) certified copies of resolutions duly adopted by Riva Bancshares' Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Premier and its counsel shall request.

                 (d) Fairness Opinion. Premier shall have received from GRA Thompson White & Company, PC, a letter to the effect that, in the opinion of such firm, the Exchange Ratio is fair, from a financial point of view, to the holders of Premier Common Stock.

                 (e) Payment of Consideration. Riva Bancshares shall have delivered to the Exchange Agent the consideration to be paid to holders of the Premier Common Stock pursuant to Sections 3.1 and 3.4 of this Agreement.

                 (f) Opinion of Counsel. Premier shall have received a written opinion of Smith, Gambrell & Russell, LLP, counsel to Riva Bancshares, dated as of the Effective Time, with respect to such matters and in such the form as shall be agreed upon between such firm and Premier in substantially the form that is attached hereto as Exhibit 3.

                 (g) Underwriters to Perform. The underwriters in the IPO shall have given their assurances that they are ready, willing, and able to close on the IPO, and have the funds available to deliver the full amount of the purchase price (less the underwriters' discount) for the shares under the IPO, immediately following the consummation of the Merger.

                                   ARTICLE 10

                                   TERMINATION

         10.1 Termination. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of Riva Bancshares and Premier, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

                 (a) By mutual written consent of the Board of Directors of Riva Bancshares and the Board of Directors of Premier; or

                 (b) By the Board of Directors of either Riva Bancshares or Premier (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of Premier and Section 9.3(a) in the case of Riva Bancshares or in material breach of any covenant or other agreement contained in this Agreement) in the event of an inaccuracy of any representation or warranty of the other Party contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such inaccuracy and which inaccuracy would provide the terminating Party the ability to refuse to consummate the Merger under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of Premier and Section 9.3(a) of this Agreement in the case of Riva Bancshares; or

                 (c) By the Board of Directors of either Riva Bancshares or Premier in the event of a material breach by the other Party of any covenant, agreement, or obligation contained in this Agreement which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

                 (d) By the Board of Directors of either Riva Bancshares or Premier in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal; or (ii) the shareholders of either Riva Bancshares or Premier fail to vote their approval of this Agreement and the transactions contemplated hereby as required by the DGCL and GBCL, respectively; or

                 (e) By the Board of Directors of either Riva Bancshares or Premier in the event that the Merger shall not have been consummated by September 30, 1999, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(e); or

                 (f) By Riva Bancshares in the event appraisal rights are claimed, pursuant to the Dissent Provisions, by persons owning in the aggregate more than 10% of the issued and outstanding Premier Common Stock; or

                 (g) By the Board of Directors of either Riva Bancshares or Premier (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of Premier and Section 9.3(a) in the case of Riva Bancshares or in material breach of any covenant or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 10.1(e) of this Agreement; or

                 (h) By Premier, if at any time prior to the Effective Time, the fairness opinion of GRA Thompson White & Company, PC is withdrawn.

                 (i) By Premier if prior to the Effective Time, a corporation, partnership, person, or other entity or group shall have made a bona fide Acquisition Proposal that the Board of Directors of Premier determines in its good faith judgment and in the exercise of its fiduciary duties, with respect to legal matters on the written opinion of legal counsel and as to financial matters on the written opinion of GRA Thompson White & Company, PC, or another investment banking firm of national reputation, is more favorable to the shareholders of Premier and that the failure to terminate this Agreement and accept such alternative Acquisition Proposal would be inconsistent with the proper exercise of such fiduciary duties.

         10.2    Effect of Termination.

                 (a) In the event of the termination and abandonment of this Agreement pursuant to Section 10.1 of this Agreement, this Agreement shall become void and have no effect, except that (i) the provisions of this Section 10.2 and Sections 8.6 and 11.1 of this Agreement shall survive any such termination and abandonment, and (ii) a termination pursuant to Sections 10.1(b) or 10.1(c) or 10.1 (f), of this Agreement shall not relieve the breaching Party from liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination; provided, further, that in the event of any termination of this Agreement following the occurrence of an Initial Triggering Event (as defined below) other than termination due to: (A) the failure of Riva Bancshares to satisfy a condition to closing, (B) determination of Riva Bancshares pursuant to Section 9.2(a) not to perform this Agreement, (C) withdrawal of the fairness opinion of GRA Thompson White & Company, PC (so long as such withdrawal is not due to materially inaccurate or fraudulent information provided by Premier to GRA Thompson White & Company, PC), or (D) the failure to satisfy the conditions set forth in Section 9.1 paragraphs (b), (d),
         (e), (f) and (g), Riva Bancshares shall be entitled to a cash payment from Premier in an amount equal to $200,000 upon the occurrence of any Subsequent Triggering Event (as defined below) within twelve (12) months following the date of such termination. In the event this Agreement is terminated as a result of Riva Bancshares' or Premier's failure to satisfy any of its representations, warranties or covenants set forth herein in addition to any other claims or rights, the non-terminating party shall reimburse the terminating party for its reasonable out-of-pocket expenses relating to the Merger in an amount not to exceed $50,000.

                  (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring after the date of this
         Agreement:

                     (i) Premier, without having received Riva Bancshares' prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any Person (the term "Person" for purposes of this Section also having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the 1934 Act, and the rules and regulations thereunder) other than Riva Bancshares or the Board of Directors of Premier shall have recommended that the shareholders of Premier approve or accept any Acquisition Transaction other than as contemplated by this Agreement. For purposes of this Agreement, "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving Premier, (y) a purchase, lease or other acquisition of all or substantially all of the assets or deposits of Premier, or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 25% or more of the voting power of Premier;

                     (ii) Any Person (excluding the officers, directors and existing shareholders of Premier), other than Riva Bancshares, acting in a fiduciary capacity, shall have acquired beneficial ownership or the right to acquire beneficial ownership of 15% or more of the outstanding Premier Common Stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the 1934 Act, and the rules and regulations thereunder) and such Person does not vote such Premier Common Stock in favor of this Agreement at the Shareholders' Meeting or such meeting is not held or is canceled;

                     (iii) The Shareholders' Meeting shall not have been
                  held or shall have been canceled prior to termination of this Agreement, or Premier, without having received Riva Bancshares' prior written consent, shall have authorized, recommended, proposed (or publicly announced its intention to authorize, recommend or propose, or its interest in authorizing, recommending or proposing) an agreement to engage in an Acquisition Transaction, with any Person other than Riva Bancshares;

                     (iv) Any Person other than Riva Bancshares shall have made a bona fide proposal to any Premier Company or its shareholders by public announcement or written communication (a copy of which shall be provided to Riva Bancshares) to engage in an Acquisition Transaction, which proposal has an economic value to the shareholders of Premier equivalent to or in excess of that of the Merger.

                     (v) After a proposal is made by a third party to any Premier Company to engage in an Acquisition Transaction, Premier shall have willfully and materially breached any material covenant or obligation contained in this Agreement in anticipation of engaging in an Acquisition Transaction, and such breach would entitle Riva Bancshares to terminate this Agreement and such breach is not cured; or

                     (vi) Any person other than Riva Bancshares, other than in connection with a transaction to which Riva Bancshares has given its prior written consent, shall have filed an application or notice with the Board of Governors of the Federal Reserve System or other federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

                 (c) The term "Subsequent Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

                     (i) The acquisition by any person (excluding the officers, directors and existing shareholders of Premier) of beneficial ownership of 50% or more of the then outstanding Premier Common Stock; or

                     (ii) The closing of the Acquisition Transaction described in clause (i) of subsection (b) of this Section 10.2, except that the percentage referred to in clause (z) shall be 50%.

                 (d) Premier shall notify Riva Bancshares promptly upon the occurrence of any Initial Triggering Event or Subsequent Triggering Event.

         10.3 Non-Survival of Representations and Covenants. The respective representations and warranties of the Parties shall not survive the Effective Time. All agreements of the Parties to this Agreement which by their terms are to be performed following the Effective Time shall survive the Effective Time until performed in accordance with their terms.

                                   ARTICLE 11

                                  MISCELLANEOUS

         11.1    Definitions.

                 (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

                 "1933 Act" shall mean the Securities Act of 1933, as amended.

                 "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

                 "Acquisition Proposal" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving such Party or any of its Subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, such Party or any of its material Subsidiaries (other than the transactions contemplated or permitted by this Agreement).

                 "Affiliate" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person;
         (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

                 "Agreement" shall mean this Agreement and Plan of Merger, including the Exhibits delivered pursuant hereto and incorporated herein by reference.

                 "Assets" of a Person shall mean all of the assets, properties, businesses, and rights of such Person of every kind, nature, character, and description, whether real, personal, or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

                 "BHC Act" shall mean the Bank Holding Company Act of 1956, as amended.

                  "Closing" shall have the meaning set forth in Section 1.2 of this Agreement.

                 "Certificate of Merger" shall have the meaning set forth in
         Section 1.3 of this Agreement.

                 "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

                 "Contract" shall mean any written agreement, commitment, contract, note, bond, mortgage, indenture, instrument, lease, obligation, license, or plan of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock or Assets.

                 "Default" shall mean (i) any breach or violation of or default under any Contract, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any liability under, any Contract where, in any such event, such default is reasonably likely to have a Material Adverse Effect on a Party.

                 "Derivatives Contract" shall have the meaning set forth in
         Section 5.20 of this Agreement.

                 "DGCL" shall have the meaning set forth in Section 1.1 of this Agreement.

                 "Dissent Provisions" shall have the meaning set forth in
         Section 3.1(d) of this Agreement.

                 "Dissenting Premier Shares" shall have the meaning set forth in
         Section 3.1(d) of this Agreement.

                 "Dissenting Shareholders" shall have the meaning set forth in
         Section 3.1(d) of this Agreement.

                 "Effective Time" shall have the meaning set forth in Section
         1.3 of this Agreement.

                 "Environmental Laws" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq., and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                 "ERISA Affiliate" shall have the meaning set forth in Section 5.13(c) of this Agreement.

                 "Exchange Agent" shall have the meaning set forth in Section
         4.1 of this Agreement.

                 "Exchange Ratio" shall have the meaning set forth in Section 3.1(c) of this Agreement.

                 "Exhibits" 1, 2, and 3 shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

                 "GAAP" shall mean generally accepted accounting principles in the United States, consistently applied during the periods involved applicable to banks or bank holding companies, as the case may be.

                 "GBCL" shall have the meaning set forth in Section 1.1 of this Agreement.

                 "Hazardous Material" shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental
         Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

                 "Indemnified Party" shall have the meaning set forth in Section
         8.16 of this Agreement.

                 "Initial Public Offering" shall have the meaning set forth in
         Section 8.1 of the Agreement.

                 "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                 "Knowledge" as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean the personal knowledge of the chairman, president, chief financial officer, chief accounting officer, chief credit officer, general counsel, any assistant or deputy general counsel, or any senior or executive vice president of such Person and the knowledge of any such persons obtained or which would have been obtained from a reasonable investigation, except as otherwise stated in this Agreement.

                 "Law" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted, or enforced by any Regulatory Authority.



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



                 "Lien" with respect to any Asset, shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention, or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits, and (iii) other Liens incurred in the ordinary course of the banking business.

                 "Litigation" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice by any Person alleging potential liability.

                 "Loan Property" shall mean any property owned, leased, or operated by the Party in question or by any of its Subsidiaries or in which such Party or its Subsidiary holds a security or other interest (including an interest in a fiduciary capacity), and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

                 "Material Adverse Effect" on a Party shall mean an event, change, or occurrence which, individually or together with any other event, change, or occurrence, (i) would in the aggregate result in an adverse impact of $125,000 or more on the financial position or results of operations of such Party, or (ii) would impair the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (c) actions and omissions of a Party (or any of its Subsidiaries) taken with the prior informed consent of the other Party in contemplation of the transactions contemplated hereby, and (d) the Merger and compliance with the provisions of this Agreement on the operating performance of the Parties, (e) changes in the general economic conditions, (f) changes in the securities markets, or (g) changes generally affecting the financial institution industry in general, or the banking industry in Missouri or in the Jefferson City of Columbia, Missouri areas specifically. When used with respect to Premier, a Material Adverse Effect shall exist only if it exists with respect to Premier and its subsidiaries taken as a whole.

                 "Merger" shall have the meaning set forth in the Preamble of this Agreement.

                 "NASD" shall mean the National Association of Securities Dealers, Inc.

                 "NASDAQ" shall mean the Nasdaq Stock Market, Inc.

                 "Order" shall mean any decree, injunction, judgment, order, decision or award, ruling, or writ of any federal, state, local, or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

                 "Participation Facility" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.



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


                 "Party" shall mean either Riva Bancshares or Premier, and "Parties" shall mean collectively, Riva Bancshares and Premier.

                 "Permit" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person.

                 "Person" shall mean a natural person or any legal, commercial, or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

                 "Premier" shall have the meaning set forth in the first paragraph of this Agreement.

                 "Premier Benefits Plans" shall have the meaning set forth in
         Section 5.13(a) of this Agreement.

                 "Premier Capital Stock" shall mean, collectively, Premier Common Stock and any other class or series of capital stock of Premier.

                 "Premier Common Stock" shall mean the $1.00 par value common stock of Premier.

                 "Premier Companies" shall mean, collectively, Premier and all Premier Subsidiaries.

                 "Premier Contracts" shall have the meaning set forth in Section
         5.14 of this Agreement.

                 "Premier ERISA Plan" shall have the meaning set forth in
         Section 5.13(a) of this Agreement.

                 "Premier Financial Statements" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of Premier as of March 31, 1999, and as of December 31, 1998, 1997 and 1996, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the three months ended March 31, 1999, and for each of the three fiscal years ended December 31, 1998, 1997, and 1996, as filed by Premier with the Board of Governors of the Federal Reserve System and
         (ii) the consolidated balance sheets of Premier (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in Premier's financial statements filed and published in accordance with applicable federal regulations with respect to periods ended subsequent to December 31, 1998.

                 "Proxy Statement" shall mean the proxy statement used by Premier to solicit the approval of its shareholders of the transactions contemplated by this Agreement, which shall include the prospectus of Riva Bancshares relating to the issuance of Riva Bancshares Common Stock to holders of Premier Common Stock.

                 "Registration Statement" shall mean the Registration Statement on Form S-1, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by Riva Bancshares under the 1933 Act with respect to the shares of Riva Bancshares Common Stock to be issued to the shareholders of Premier in connection with the transactions contemplated by this Agreement and with respect to the IPO.


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




                 "Regulatory Authorities" shall mean, collectively, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the SEC, the Missouri Division of Finance, the NASD, NASDAQ and all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries.

                 "Rights" shall mean all arrangements, calls, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or any Contract, commitments or other arrangements by which a Person is or may be bound to issue additional shares of its capital stock or options, warrants, rights to purchase or acquire any additional shares of its capital stock, or other Rights.

                 "Riva Bancshares" shall have the meaning set forth in the first paragraph of this Agreement.

                 "Riva Bancshares Capital Stock" shall mean, collectively, Riva Bancshares Common Stock, Riva Bancshares Preferred Stock, and any other class or series of capital stock of Riva Bancshares.

                 "Riva Bancshares Common Stock" shall mean the $.01 par value per share common stock of Riva Bancshares.

                 "Riva Bancshares Financial Statements" shall mean the (i) audited consolidated balance sheets (including related notes and schedules, if any) of Riva Bancshares as of December 31, 1998, and the related audited statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) for the fiscal year then ended, and (ii) the unaudited consolidated balance sheets (including related notes and schedules, if any) of Riva Bancshares as of March 31, 1999, and the related unaudited statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) for the portion of the fiscal year then ended.

                 "Riva Bancshares Preferred Stock" shall mean the $.01 par value per share preferred stock of Riva Bancshares.

                 "SEC" shall mean the Securities and Exchange Commission.

                 "SEC Documents" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

                 "Securities Laws" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

                 "Shareholders' Meeting" shall mean the meeting of the shareholders of Premier to be held pursuant to Section 8.1 of this Agreement, including any adjournment or adjournments thereof.

                 "Subsidiaries" shall mean all corporations, banks, associations, or other entities of which the entity in question owns or controls 50% or more of the outstanding equity securities, either directly


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


         or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, there shall not be included in this definition any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

                 "Surviving Corporation" shall mean the surviving corporation resulting from the Merger.

                 "Tax" or "Taxes" shall mean all federal, state, local, and foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by the United States or any state, local, foreign government or subdivision or agency thereof, including any interest, penalties or additions thereto.

                 "Tax Opinion" shall have the meaning set forth in Section 9.1(f) of this Agreement.

                 "Taxable Period" shall mean any period prescribed by any governmental authority, including the United States or any state, local, foreign government or subdivision or agency thereof for which a Tax Return is required to be filed or Tax is required to be paid.

                 "Tax Return" shall mean any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

                 (b) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

         11.2    Expenses.

                 (a) Except as otherwise provided in this Section 11.2 and in
         Section 10.2, each of Riva Bancshares and Premier shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration, and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel.

                 (b) Nothing contained in this Section 11.2 shall constitute or shall be deemed to constitute liquidated damages for the willful breach by a Party of the terms of this Agreement or otherwise limit the rights of the nonbreaching Party.

         11.3 Brokers and Finders. Each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by Riva Bancshares or Premier, each of Riva Bancshares and Premier, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.


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


         11.4 Entire Agreement. Except for the Confidentiality Agreement and except as otherwise expressly provided herein, this Agreement constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral.

         11.5 Amendments. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties, whether before or after shareholder approval of this Agreement has been obtained; provided, that after any such approval by the shareholders of either Riva Bancshares or Premier, there shall be made no amendment that reduces or modifies in any material respect the consideration to be received by holders of Premier Common Stock, without the further approval of such shareholders.

         11.6 Obligations of Riva Bancshares. Whenever this Agreement requires Riva Bancshares (including the Surviving Corporation) to take any action, such requirement shall be deemed to include an undertaking by Riva Bancshares to cause any future Riva Bancshares Subsidiaries to take such action.

         11.7    Waivers.

                 (a) Prior to or at the Effective Time, Riva Bancshares, acting through its Board of Directors, chief executive officer, president or other authorized officer, shall have the right to waive any default in the performance of any term of this Agreement by Premier, to waive or extend the time for the compliance or fulfillment by Premier of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Riva Bancshares under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Riva Bancshares.

                 (b) Prior to or at the Effective Time, Premier, acting through its Board of Directors, chief executive officer, president or other authorized officer, shall have the right to waive any default in the performance of any term of this Agreement by Riva Bancshares, to waive or extend the time for the compliance or fulfillment by Riva Bancshares of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Premier under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Premier.

                 (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

         11.8 Assignment. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors and assigns.


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




         11.9 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

         Premier:                  Premier Bancshares, Inc.
                                   815 West Stadium Boulevard
                                   Jefferson City, Missouri 65110
                                   Telephone Number: (573) 893-6000
                                   Telecopy Number: (573) 893-6200
                                   Attention: Charles R. Willibrand, Chairman
                                        and Bruce W. Wiley, President and
                                        Chief Executive Officer

         Copy to Counsel:          Suelthaus & Walsh, P.C.
                                   7733 Forsyth Boulevard, Twelfth Floor
                                   St. Louis, Missouri  63105
                                   Telephone Number: (314) 727-7676
                                   Telecopy Number: (314) 727-7166
                                   Attention:   Kenneth H. Suelthaus, Esq.

         Riva Bancshares:          Riva Bancshares, Inc.
                                   13004 Starbuck Road
                                   St. Louis, Missouri  63141
                                   Telephone Number: (314) 514-8491
                                   Telecopy Number:   (314) 453-0981
                                   Attention: Richard C. Jensen, President and
                                        Chief Executive Officer

         Copy to Counsel:          Smith, Gambrell & Russell, LLP
                                   Suite 3100, Promenade II
                                   1230 Peachtree Street
                                   Atlanta, Georgia 30309-3592
                                   Telephone Number: (404) 815-3758
                                   Telecopy Number: (404) 685-7058
                                   Attention:  Robert C. Schwartz, Esq.

         Copies to Counsel shall not constitute notice.

         11.10 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Missouri, without regard to any applicable principals of conflicts of laws, except to the extent that the Laws of the United States govern the consummation of the Merger.

         11.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.



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



         11.12 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

         11.13 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         11.14 Enforcement of Agreement. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.





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         IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and attested by officers thereunto as of the day and year first above written.

                                       RIVA BANCSHARES, INC.


                              By:      /s/ Richard C. Jensen
                                       -------------------------------------
                              Name:    Richard C. Jensen
                              Title:   President and Chief Executive Officer


                                       PREMIER BANCSHARES, INC.


                              By:      /s/ Charles R. Willibrand
                                       -------------------------------------
                              Name:    Charles R. Willibrand
                              Title:   Chairman of the Board





















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